Exhibit 10.143

Amendment 21
To the
OEM Purchase Agreement

This Amendment 21 (the “Amendment”), to that certain OEM Purchase Agreement (No CW7256/Legacy No PRO1526-031701), which has an effective date of December 16, 2002, as amended (the "Agreement"), by and between Hewlett-Packard Company (herein “HP”) and Brocade Communications Systems, Inc. and Brocade Communications Switzerland SARL (collectively referred to herein as “Supplier”) is entered into as of the last signature date below. Capitalized terms used herein shall have the same meaning as set forth in the Agreement.

RECITALS
WHEREAS, HP and Supplier previously entered into the Agreement stated above, which sets forth the terms and conditions for the sale of OEM Products by Supplier and purchased by HP;

WHEREAS, on October 6, 2014, HP announced plans to separate into two separate publicly traded Fortune 50 companies; one doing business as Hewlett Packard Enterprise Company (“HPE”), and one doing business as HP Inc. (“HPI”). HP wishes to assign and Supplier has agreed to the assignment of this Agreement to the resulting third party company known as Hewlett Packard Enterprise Company (hereinafter “HPE”).

TERMS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Supplier hereby agree to amend the Agreement as follows:

1.
As of August 1, 2015, HP assigns and transfers the Agreement and delegates any and all rights or obligations under the Agreement to HPE. The Agreement is binding upon and inures to the benefit of the parties and HP's permitted assign, HPE. Supplier hereby consents to the assignment of the Agreement to HPE.

2.	All references in the Agreement to HP shall now refer to HPE as though HPE were an original signatory to the Agreement.

3.	The Agreement continues in full force and effect, and except as may be expressly set forth in this Amendment, the Agreement is unchanged.

4.
This Amendment may be executed in one or more counterparts, each of which when so executed and delivered will be an original and all of which together will constitute one and the same instrument. Facsimile signatures and electronic signatures will be deemed to be equivalent to original signatures for purposes of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as indicated below.

BROCADE COMMUNICATIONS SYSTEMS INC.	HEWLETT PACKARD ENTERPRISE COMPANY

/s/Paul S. Brodie	/s/Andrea Lee
Authorized Representative	Authorized Representative

August 31, 2015	October 02, 2015
Date	Date

Paul S. Brodie	Andrea Lee
Printed Name	Printed Name

US, Corporate Account	Director, Networking Procurement
Title	Title

BROCADE COMMUNICATIONS SWITZERLAND, SARL.	HEWLETT PACKARD COMPANY

/s/Greg Shoemaker
Authorized Representative	Authorized Representative

/s/Pierre Mattenberger	October 16, 2015
Date	Date

September 1st, 2015	Greg Shoemaker
Printed Name	Printed Name

Pierre Mattenberger	VP, Central Direct Procurement and Services
Title Director	Title